UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 12, 2014

CANNLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-155318	20-5337455
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3888 E. Mexico Ave., Suite 202

Denver, CO 80210

(Address of principal executive offices) (Zip Code)

(303) 309-0105

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

CannLabs, Inc. (the “Company”) is filing this Amendment No. 2 to amend its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2014 (the “Original Filing”) and subsequently amendment by Amendment No. 1 filed with the SEC on August 15, 2014 (“Amendment No. 1”), solely to file Exhibit 16.1. For the convenience of the reader, this Amendment No. 2 amends and restates Item 4.01 in its entirety.

Except as described above, this Amendment No. 2 does not amend, update or change any other items or disclosures contained in the Original Filing as amended by Amendment No. 1, and this Amendment No. 2 does not reflect or purport to reflect any information or events occurring after the filing of Amendment No. 1 or modify or update those disclosures affected by subsequent events. Accordingly, this Amendment No. 2 should be read in conjunction with the Original Filing as amended by Amendment No. 1 and the Company’s other filings with the SEC.

Item 4.01.    Change in Registrant’s Certifying Accountant.

On August 5, 2014, the Company, after review and recommendation of the Company’s Audit Committee, appointed Morison Cogen LLP (“Morison Cogen”) as the Company’s new independent registered public accounting firm for and with respect to the year ending December 31, 2014, and dismissed Cutler & Co., LLC (“Cutler”) from that role.

Neither the report of Cutler nor the report of Borgers & Cutler CPAs PLLC (“Borgers & Cutler”), the Company’s independent registered public accounting firm prior to Cutler, on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 contained an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Cutler report and the Borgers & Cutler report on the Company’s financial statements for the years ended December 31, 2013 and December 31, 2012, respectively, each contained an explanatory paragraph indicating that there is a substantial doubt about the Company’s ability to continue as a going concern.

During the Company's two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Cutler nor Borgers & Cutler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cutler or Borgers & Cutler, would have caused it to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except certain material weaknesses in the Company’s internal control over financial reporting, as discussed in the Form 10-Ks for the years ended December 31, 2013 and December 31, 2012.

The Company has provided Cutler with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Cutler to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Cutler's response letter dated August 21, 2013 is filed as Exhibit 16.1 to this Current Report on form 8-K/A.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of Morison Cogen, the Company did not consult with Morison Cogen regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Morison Cogen that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibit.

(d) Exhibits

16.1 Letter dated August 21, 2014 of Cutler & Co., LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNLABS, INC.

Dated: September 12, 2014	/s/ Scott McPherson
Scott McPherson
Chief Financial Officer